UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2016, CymaBay Therapeutics, Inc. (the “Company”) entered into a definitive Exclusive License Agreement (the “License Agreement”) with Kowa Pharmaceuticals America, Inc. (“Kowa”). Pursuant to the License Agreement, the Company granted to Kowa an exclusive license to certain patent rights and technology related to arhalofenate. Kowa will have exclusive rights to, among other things, develop, use, manufacture, sell and otherwise exploit the licensed technology in the United States (including all possessions and territories). Under the License Agreement, Kowa has agreed to pay the Company an up-front payment of $5 million, potential milestone payments of $10 million based on the initiation of specific development activities, potential milestone payments of $190 million upon the achievement of specified development and sales milestones, and a specified percentage of net sales of products produced from the licensed technology.

The foregoing is only a summary description of the terms of the License Agreement, does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	Chief Financial Officer

Dated: January 4, 2017